CERTIFICATE OF INCORPORATION

                                OF

                    SEC HOLDING COMPANY, INC.


     The undersigned, for the purposes of forming a corporation pursuant to
Section 101 and 102 of the General Corporation Law of Delaware, does hereby certify as follows:
     First:         The name of the corporation is SED Holding Company,
Inc. (the "Corporation").
     Second:   The address of the Corporation's registered office in
Delaware is 229 South State Street, City of Dover, County of Kent, Delaware 19901. The name of the Corporation's registered agent at that address is The Prentice-Hall Corporation System, Inc.
     Third:         The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     Fourth:   The Corporation is authorized to issue two classes of shares to be designated respectively "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is two million (2,000,000) shares. The number of shares of Common Stock authorized is one million (1,000,000) shares, and the par value of each share is $0.01. The number of shares of Preferred Stock authorized is one million (1,000,000) shares, and the par value of each share is $1.00.
     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers, preferences and relative, participating, optional or other special rights of such series, and the qualifications, limitations or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:
          (a) the distinctive designation of, and the number of shares comprising, such series, which number may be increased
     (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (b) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

          (c) whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices, and other terms and conditions of such redemption;

          (d) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

          (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (f) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

          (g) the rights of the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation or upon any distribution of its assets; and

          (h) any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereinafter permitted by law and not inconsistent with the provisions hereof.

     All shares of any one series of Preferred Stock shall be identical in all respects except as to the dates from which dividends thereon may be cumulative. All series of the Preferred Stock shall rank equally and be identical in all respects except as otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock.
     Whenever dividends upon the Preferred Stock at the time outstanding, to the extent of the preference to which such stock is entitled, shall have been paid in full or declared and set apart for payment for all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the Board of Directors may declare and pay dividends on the Common Stock, payable in cash, stock, or otherwise, and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock.
     In the event of any liquidation, dissolution, or winding up of the Corporation or upon the distribution of the assets of the Corporation remaining, after the payment to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled as provided in the resolution or resolutions creating any series thereof, shall be divided and distributed among the holders of the Common Stock ratably, except as may otherwise be provided in any such resolution or resolutions.
     Nether the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up of the Corporation or a distribution of its assets.
     Fifth:         The name and mailing address of the incorporator is:
     Name                               Mailing Address

     Steven A. Hobbs                         400 Park Avenue
                                        New York, New York 10022

     Sixth:         The Board of Directors is expressly authorized to
adopt, amend, or repeal the By-Laws of the Corporation.
     Seventh: Pursuant to Section 211(e) of the General Corporation Law of Delaware, the directors of the Corporation shall not be required to be elected by written ballots.
     IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove named, hereby further certifies that the facts herein stated are true and, accordingly, has signed this Certificate of Incorporation this 11th day of June, 1986.

                                     /s/ Steven A. Hobbs
                                   Steven A. Hobbs



                     CERTIFICATE OF AMENDMENT

                                OF

                   CERTIFICATE OF INCORPORATION

                                OF

                    SED HOLDING COMPANY, INC.


     SED Holding Company, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 241 of the General Corporation Law of the State of Delaware, certifies that:
     1. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article Fourth thereof and by substituting in lieu thereof the following:
          "The Corporation is authorized to issue two classes of shares to be designated respectively 'Common Stock' and 'Preferred Stock.' The total number of shares which the Corporation is authorized to issue is one million one hundred twenty-nine thousand five hundred (1,129,500) shares. The number of shares of Common Stock authorized is one million (1,000,000) shares, and the par value of each share is $0.01. The number of shares of Preferred Stock authorized is one hundred twenty-nine thousand five hundred (129,500) shares, and the par value of each share is $1.00."

     2. The Corporation has not received any payment for any of its capital stock and the Amendment of Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned hereby certifies that the facts herein stated are true and, accordingly, has signed this Certificate of Amendment this 27th day of June, 1986.

                                          /s/ Michel Zaleski
                                        Michel Zaleski
                                        Vice President

Attest:

/s/ Robert Johnson
Robert Johnson
Assistant Secretary


         CERTIFICATE OF DESIGNATION, POWERS, PREFERENCES
           AND RIGHTS OF THE SERIES OF PREFERRED STOCK
                                OF
                    SED HOLDING COMPANY, INC.


     TO BE DESIGNATED 6% CUMULATIVE PREFERRED STOCK, SERIES A


     SED HOLDING COMPANY, INC., a Delaware corporation (the "Company"), pursuant to Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation has duly adopted the resolution attached hereto as Appendix I providing for the issuance of a Series A Preferred Stock to be designated "6% Cumulative Preferred Stock, Series A" and to consist of One Hundred Twenty-Nine Thousand Five Hundred (129,500) shares.
     IN WITNESS WHEREOF, said SED Holding Company, Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by Michael Zaleski, its Vice President, and attested by Robert Johnson its Assistant Secretary, this 27th day of June, 1986.

                              SED HOLDING COMPANY, INC.


                              By  /s/ Michel Zaleski
                                Vice President


Attest:

/s/ Robert Johnson
Assistant Secretary



                                                       Appendix I


                            RESOLUTION

                                OF

                      THE BOARD OF DIRECTORS

                                OF

                    SED HOLDING COMPANY, INC.

       RELATING TO 6% CUMULATIVE PREFERRED STOCK, SERIES A


     WHEREAS, the Certificate of Incorporation of the Company provides that the Company shall have authority to issue shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"); and
     WHEREAS, the Certificate of Incorporation of the Company provides that the Board of Directors is authorized to provide for the issuance of the Preferred Stock in one or more series and to fix for each such series the number of shares to be included in such series, the dividends payable on the shares of such series, the redemption price of the shares of such series, if any, and the terms and conditions of such redemption, the terms and conditions under which the shares of such series are convertible, if they are convertible, the other rights, preferences and limitations pertaining to such series;

     BE IT RESOLVED, that a series of 129,500 shares of Preferred Stock of the Company be and the same is hereby created, to be designated as "6% Cumulative Preferred Stock, Series A" (such Preferred Stock hereinafter being referred to as the "Series A Preferred Stock"). Unless otherwise defined herein or unless the context otherwise requires all terms used herein which are defined in the Certificate of Incorporation of the Company shall have the same meanings as specified in such Certificate of Incorporation; and the term "Certificate of Incorporation" of the Company, as used herein, means, as of any date, unless the context otherwise requires, the Certificate of Incorporation of the Company, as amended or as amended and restated as of such date. The designation, powers, preferences and relative, participating, optional and other special rights with respect to the Series A Preferred Stock and qualifications, limitations and restrictions thereof, are as set forth below:

             6% CUMULATIVE PREFERRED STOCK, SERIES A
     (1) Designation of the Series. There shall be a series of Preferred Stock to be known as "6% Cumulative Preferred Stock, Series A," consisting of 129,500 shares of Preferred Stock having a par value of $1.00 per share (the "Shares").
     The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors to the extent funds are legally available therefor in accordance with the Delaware General Corporation Law, cash dividends at the rate of six percent (6%) of the Redemption Price per annum, and no more, payable annually on the second day of July (unless such day is not a business day, in which event on the next business day) in each year, commencing on the second day of July 1987, to the holders of record as they appear on the register for the Series A Preferred Stock of the Company on the last day of the calendar month next preceding the calendar month of such dividend payment day. Dividends shall be cumulative and shall accrue on the Series A Preferred Stock from and after the date of issuance. No dividend or distribution, whether in cash, stock or other property, shall be paid, declared and set apart for payment or made, on any date on or in respect to the Common Stock or any other class or series of stock of the Company ranking junior to (a "Junior Stock") or on a parity with (a "Parity Stock") the Series A Preferred Stock as to dividends or distributions of assets upon liquidation, dissolution or winding up, and no redemption, purchase or other acquisition for value by the Company shall be made on any date of shares of any Junior Stock or any Parity Stock, unless all dividends accumulated and unpaid on all outstanding shares of Series A Preferred Stock up to the end of the dividend period coinciding with or next preceding such date shall have been paid; provided, however, that the foregoing provisions of this sentence shall not prohibit (i) a dividend payable solely in shares of Common Stock or (ii) the acquisition of any shares of any Common Stock or any other Junior Stock upon conversation or exchange thereof into or for any shares of any other Junior Stock.
     (2) Liquidation. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive for each such share, as a liquidation preference, payment in cash equal to $15.444015 per share, plus an amount equal to the dividends accrued and unpaid thereon to the date fixed for such payment, and no more, before any distribution of assets shall be made to the holders of shares of Common Stock or any other Junior Stock, but if the distributable assets are insufficient to make such payment in full to the holders of all outstanding shares of Series A Preferred Stock and any Parity Stock on a parity with the Series A Preferred Stock a to distributions of assets upon liquidation, dissolution or winding up, such assets shall be distributed among the holders of outstanding shares of Series A Preferred Stock and any such Parity Stock ratably per share in proportion to the full per share amounts to which they respectively are entitled. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Company or the merger or consolidation of the Company or the merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Company of any class or series, shall not be deemed to be a dissolution, liquidation or winding up of the Company for the purpose of this paragraph 2.
     (3) (a) Optional Redemption by Company. The Company shall have the right to redeem shares of Series A Preferred Stock, in whole or in part, at any time or from time to time by giving notice of redemption to all holders of shares of Series A Preferred Stock to be redeemed. The redemption price for such optional redemption shall be $15.444015 per share (the "Redemption Price") of Series A Preferred Stock outstanding to be redeemed plus an amount equal to all dividends accrued and unpaid thereon to the date of redemption. Each date on which shares are redeemed pursuant to this subparagraph 3(a) is referred to herein as the "Redemption Date."
          (b) Mandatory Redemption by Company. The Company (unless prevented from doing so by law or by applicable restrictive provisions in these resolutions, in the Certificate of Incorporation or in any mortgage, deed of trust, indenture or loan agreement of the Company, as in effect from time to time, or for any other reason) shall purchase for cash out of funds legally available therefor at the Redemption Price on the second day of July (unless such day is not a business day, in which event on the next business day) in each year commencing with the year 1993 (each such date being herein called the "Mandatory Redemption Date") redeem 20% of the Shares until all the Shares shall be redeemed or otherwise acquired by the Company. Shares of Series A Preferred Stock acquired or redeemed by the Company otherwise than through operation of this subparagraph 3(b) may, at the option of the Company, be credited, at the Redemption Price per share of the Series A Preferred Stock, against one or more redemption requirements which the Company may designate and shall reduce the number of Shares required to be redeemed on the Mandatory Redemption Date. If on any Mandatory Redemption Date there shall be insufficient funds of the Company legally available for such redemption, or, for any reason herein stated, the funds legally available shall not otherwise be available to discharge the redemption requirement in full (after taking into account any shares voluntarily redeemed or acquired and credited against the redemption requirement), such amount of the funds as is legally available and not restricted from such application by the terms of this subparagraph 3(b) shall be used for the redemption requirement. Such redemption requirement shall be cumulative so that if, for any year or years, such requirement shall not be fully discharged for any reason as it accrues, funds legally available therefor and not restricted from such application by the terms of this subparagraph 3(b) shall be applied thereto until all such requirements are discharged. On each Mandatory Redemption Date the amount set aside on such date shall be used to redeem Series A Preferred Stock in the manner provided in paragraph (e) of this resolution, at the Redemption Price for the Series A Preferred Stock.
          (c) Payment of Redemption Price. On each Redemption Date and on each Mandatory Redemption Date, the Company shall pay to the holder of each Share being redeemed, upon surrender by such holder at the Company's principal executive office of the certificate representing such Share duly endorsed in blank or accompanied by an appropriate form of assignment, an amount in cash equal to the Redemption Price per Share. The obligation of the Company to provide money in accordance with the preceding sentence shall be deemed fulfilled if on or before the Redemption Date or the Mandatory Redemption Date, as the case may be, the Company shall deposit with a bank or trust company having an office in the City of New York the securities of which (or of the holding company of such bank or trust company) are rated in one of the two highest rating categories by a nationally recognized rating agency, the funds necessary for such redemption, in trust for the holders of the Shares called for redemption together with irrevocable instructions that such funds be applied solely to the redemption of such Shares. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so deposited and unclaimed at the end of six years from such Redemption Date or such Mandatory Redemption Date, as the case may be, shall be released or repaid to the Company, after which the holder or holders of such Shares so called for redemption shall look only to the Company for payment of the Redemption Price.
          (d)  Redeemed or Otherwise Acquired Shares Not to be Reissued.
All shares of Series A Preferred Stock redeemed or purchased by the Company pursuant to this paragraph 3 or otherwise shall be retired and shall, upon any action required by applicable law, be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued pursuant to the terms of the Certificate of Incorporation and the General Corporation Law of the State of Delaware.
          (e)  Determination of Number of Each Holder's Shares to be
Redeemed. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to subparagraph 3(a) or subparagraph 3(b), the Company shall determine the Shares held by each holder of Shares to be redeemed as hereinafter provided. The number of Shares to be redeemed from each holder thereof shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which will be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.
          (f) Notice of Redemption. Notice of any redemption of Series A Preferred Stock pursuant to paragraph 3, specifying the time and place of redemption and the redemption price, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of Shares to be redeemed, at the address for such holder shown on the Company's records, not more than 30 nor less than 15 days prior to the date on which such redemption is to be made. Such notice shall also specify the number of Shares of each holder thereof and the certificate numbers thereof which are to be redeemed. In case less than all the Shares represented by any certificate are redeemed, a new certificate representing the unredeemed Shares shall be issued to the holder thereof without cost to such holder.
          (g) Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after its Redemption Date or Mandatory Redemption Date, as the case may be, and on such Redemption Date or Mandatory Redemption Date, as the case may be, unless the Company shall default in making the Redemption Price available, all rights of the holder of such Share, as a stockholder of the Company by reason of the ownership of such Share, shall cease, except the right to receive the Redemption Price of such Share upon the presentation and surrender of the certificate representing such Share, and such Share shall not after such Redemption Date or Mandatory Redemption Date, as the case may be, be deemed to be outstanding for any purpose.
          (h) Other Redemptions or Acquisitions. The Company shall neither redeem nor otherwise acquire any Series A Preferred Stock except as expressly authorized in this paragraph 3.
     (4) Shareholder Reports. The Company will, or will cause the registrar to, transmit to the holders of the Series A Preferred Stock all reports and communications from the Company that are generally mailed to holders of its Common Stock.
     (5) Voting. The holder of each Share shall be entitled to vote on all matters as to which holders of Common Stock may be so entitled and shall be entitled to one vote per Share. Except as otherwise expressly provided for herein or as required by law, the holders of shares of Series A Preferred Stock and Common Stock shall vote together and not as separate classes.
     (6) Class Voting upon Certain Events. In addition to such other voting rights, if any, as may be required by law, the consent of the holders of at least 67% of the total number of outstanding Shares, voting separately as a class, shall be required to effect or validate each of the following.
          (a) The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation so as to effect adversely the preferences, special rights or powers of the Series
     A Preferred Stock;
          (b) The modification of any of the terms, special rights or preferences of the Series A Preferred Stock; or
          (c) The merger or consolidation of the Company with or into any other corporation having an effect on the Series A
     Preferred Stock substantially similar to the effect of any action described in subparagraphs (a) or (b) above.
     (7) Creation of Certain Other Series of Preferred Stock or Classes of Stock. So long as any shares of Series A Preferred Stock remain outstanding, the Company will not authorize or create any class of stock or series of Preferred Stock which ranks, or which could rank, prior to the Series A Preferred Stock as to dividends or as to distribution upon dissolution, liquidation or winding up.

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                    SED HOLDING COMPANY, INC.
     The undersigned hereby certifies that:
     1. The name of the corporation (hereinafter called the "Corporation") is SED Holding Company, Inc.
     2. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article First in its entirety and substituting in lieu thereof the following new Article First which shall read as follows:
               "First: The name of the corporation (the "Corporation") is Southern Electronics Corporation"

     3. The Certificate of Incorporation of the Corporation is hereby further amended by adding the following new Article Eighth which shall read as follows:
               "Eighth: To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director."

     4. The Amendments of Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned hereby certifies that the facts herein stated are true and, accordingly, has signed this Certificate of Amendment this 20th day of August, 1986.

                                     /s/ Michel Zaleski
                                         Michel Zaleski
                                         Vice President

Attest:


/s/ Steven A. Hobbs
Steven A. Hobbs
Assistant Secretary


                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                 SOUTHERN ELECTRONICS CORPORATION
 The undersigned hereby certifies that:
     1. The name of the corporation (hereinafter called the "Corporation") is Southern Electronics Corporation
     2. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article Fourth in its entirety and substituting in lieu thereof the following new paragraph which shall read as follows:
          "The Corporation is authorized to issue two classes of shares to be designated respectively as `Common Stock' and `Preferred
          Stock.' The total number of shares which the Corporation is authorized to issue is ten million one hundred twenty-nine thousand five hundred (10,129,500) shares. The number of shares of Common Stock authorized is ten million (10,000,000) shares, and the par value of each share is $.01. The number of shares of Preferred Stock authorized is one hundred twenty-nine thousand five hundred (129,500) shares, and the par value of each share is $1.00."

     3. The amendment of Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned hereby certifies that the facts herein stated are true and, accordingly, has signed this Certificate of Amendment this 2nd day of September, 1986.

                                /s/ Ned L. Sherwood
                                    Ned L. Sherwood
                                    Vice President

Attest:


/s/ Steven A. Hobbs
Steven A. Hobbs
Assistant Secretary


                   CERTIFICATE OF ELIMINATION
                               OF
                 SOUTHERN ELECTRONICS CORPORATION
     Southern Electronics Corporation, a corporation organized and existing under The General Corporation Law of the State of Delaware (the "Company"),

     DOES HEREBY CERTIFY:

               FIRST: That by Consent Action of the Board of Directors of the Company, dated as of March 26, 1991, a resolution was duly adopted which identified shares of the capital stock of the Company, which, to the extent hereinafter set forth, had the status of retired shares.

               SECOND: The shares of capital stock of the Company which are retired are identified as being 129,500 shares of 6% Cumulative Preferred Stock, series A, par value $1 per share, which shares represent all of the authorized shares of 6% Cumulative Preferred Stock, Series A.

               THIRD: That the Certificates of Incorporation of the Company prohibits the reissue of the shares of 6% Cumulative Preferred Stock, Series A when so retired and provides that such shares shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series; and pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this certificate as therein provided, the Certificate of Incorporation of the Company shall be amended so as to eliminate from such Certificate all references to 6% Cumulative Preferred Stock, Series A.

     IN WITNESS WHEREOF, the undersigned hereby certifies that the facts herein are true and accordingly, has signed this Certificate of Elimination this 11th day of April, 1991.


                              By:    /s/ Gerald Diamond
                                   Gerald Diamond
                                   President

Attest:

/s/ Larry G. Ayers
Secretary      (Corporate Seal)
Date:     4-12-91
Sworn to and subscribed before me
this 12th day of April, 1991.

/s/ Angela W. Aiken
NOTARY PUBLIC
               Notary Public DeKalb County Georgia
               My Commission Expires June 20, 1994



                    CERTIFICATE OF AMENDMENT
                             TO THE
                 CERTIFICATE OF INCORPORATION,
                          AS AMENDED,
                               OF
                 SOUTHERN ELECTRONICS CORPORATION

1. The name of the Corporation is SOUTHERN ELECTRONICS CORPORATION (the "Corporation").

2. Effective upon the date of filing of this Certificate of Amendment, the Certificate of Incorporation of the Corporation, as amended, (the "Certificate of Incorporation") shall be further amended as follows:

     The first paragraph of Article Fourth is hereby amended by deleting the first paragraph of Article Fourth in its entirety and substituting in lieu thereof the following new paragraph which shall read as follows:

          "The Corporation is authorized to issue two classes of shares to be designated respectively as `Common Stock' and `Preferred
          Stock.' The total number of shares which the Corporation is authorized to issue is Twenty Five Million One Hundred and Twenty-Nine Thousand (25,129,000) shares. The number of shares of Common
          Stock authorized is Twenty-Five Million (25,000,000) shares, and the par value of each share is $.01. The number of shares of Preferred Stock authorized is One Hundred Twenty-Nine Thousand
          Five Hundred (129,500) shares, and the par value of each share if $1.00."

3. All other terms and provisions of Article Fourth and the other Articles of the Certificate of Incorporation shall remain in full force and effect.

4. This amendment was duly adopted by the stockholders of the Corporation on November 8, 1993 in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officers this 8th day of November, 1993.

Signed, sealed and
delivered in the presence
of:



Unofficial Witness



  /s/ Angela W. Aiken
Notary Public
My Commission expires:

          Notary Public DeKalb County Georgia
          My commission Expires June 20, 1994



[Affix Notarial Seal]
                    CERTIFICATE OF AMENDMENT
                             TO THE
                 CERTIFICATE OF INCORPORATION,
                          AS AMENDED,
                               OF
                 SOUTHERN ELECTRONICS CORPORATION
     SOUTHERN ELECTRONICS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That at a meeting of the Board of Directors of Southern Electronics Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation, as amended (the "Certificate of Incorporation:), of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
          RESOLVED, That the Certificate of Incorporation of this corporation be amended to add a new Article Ninth thereof, which Article Ninth thereof, which Article shall be and read as follows:

               "NINTH: At the 1994 Annual Meeting of Stockholders, the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1994 Annual Meeting of Stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding Annual Meeting of Stockholders beginning in 1995, successors to the class of directors whose term expires at that Annual Meeting of Stockholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class at as nearly as equal a number as possible, and each additional director of any class number as possible, and each additional director of any class elected to fill a vacancy resulting from an increase in the size of such class shall hold office for a term that shall coincide with the remaining term of that class, unless otherwise required by law, but in no case shall a decrease in the number of directors within a class shorten the term of an incumbent director.

               Notwithstanding any other provisions of the Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage for separate class votes for certain actions may be permitted by law, by the Certificate of Incorporation or by the Bylaws), the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, will be required to amend or repeal any provision of the Certificate of Incorporation or the Bylaws to the extent that such action is inconsistent with the purpose of this Article Ninth; provided, however, that the provisions of this paragraph shall not apply to amendments to the Bylaws or Certificate of Incorporation that are recommended by not less than 75% of the members of the Board of Directors."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned has caused the Certificate of Amendment to the Certification of Incorporation to be executed, this 10th day of November, 1994.

                         SOUTHERN ELECTRONICS CORPORATION


                         By:    /s/ Larry G. Ayers
                                Larry G. Ayers, Vice President-Finance




SOUTHERN ELECTRONICS CORPORATION


By:  /s/ Gerald Diamond
         Gerald Diamond, President


Attest:  /s/ Larry G. Ayers
             Larry G. Ayers, Secretary

                         [CORPORATE SEAL]